GROUP AGREEMENT
This Agreement (this "Agreement") is made
and entered into as of January 9, 2025,
by and among Beaver Hollow Wellness, LLC,
Founders Software, Inc.,
Paul L. Snyder, III (collectively, "Beaver Hollow"),
Kathleen Scheffer (the "Record Holder"),
Para Bellum Consulting, Inc. ("Para Bellum"),
Christine R. Marlow, Michael W. Dolpp and
Charles C. Alfiero (each a "Nominee," and
collectively, the "Nominees" and together with Beaver Hollow, Para Bellum and the Record Holder, each a
"Party", and collectively, the "Parties" or the "Group"). WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Servotronics, Inc.
a Delaware corporation (the "Company");
WHEREAS, the Parties desire to form the
Group for the purpose of working together
to enhance stockholder value at the Company, including seeking representation on the Board of
Directors of the Company (the "Board")
at the 2025 annual meeting of stockholders
of the Company (including any
other meeting of stockholders held in lieu
thereof, and any adjournments,
postponements, reschedulings or
continuations thereof, the "Annual Meeting")
and for the purpose of taking all other action
necessary to achieve the foregoing.
NOW, IT IS AGREED, this 9th day of January
2025 by the Parties hereto:
1. In the event that the Group becomes
obligated to file a statement on Schedule 13D
while this Agreement is in effect, in accordance
with Rule 13d-1(k)(1)(iii) under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),
the Group agrees to the joint filing on behalf
of each of them of statements on
Schedule 13D, and any amendments thereto,
with respect to the securities of the Company.
Each member of the Group shall be responsible
for the accuracy and completeness of his/its
own disclosure therein, and is not responsible
for the accuracy and completeness of the
information concerning the other members,
unless such member knows or has reason to
know that such information is inaccurate.
2. So long as this Agreement is in effect,
each of the undersigned agrees to consult with
Beaver Hollow regarding any purchases, sales or
dispositions of the securities of the Company and
to provide Beaver Hollow with any information that
Beaver Hollow requests following such purchases
or sales so that
Beaver Hollow may comply with any applicable
disclosure or other obligations which may result from
such purchases, sales or dispositions. Furthermore, each
of the undersigned shall provide written notice to
Lippes Mathias LLP ("Lippes"), such notice to be given
no later than four (4) hours after each such transaction,
of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase
or decrease its economic exposure to or
beneficial ownership over the securities of the Company
if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange
Commission (the "SEC"))
without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice. For purposes of this Agreement,
the term "beneficial ownership" shall have the meaning
of such term set forth in Rule 13d-3 under the Exchange Act.
3. Each of the undersigned agrees to form the Group for
the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the Parties deem advisable, and
(iii) taking all other action necessary or advisable
to achieve the foregoing.
4. Each of the Nominees agrees (i) that each of the Nominee's responses in the questionnaires provided by Beaver Hollow requesting information relating to each Nominee's background and qualifications are true, complete and correct in all material respects
and do not omit any material information,
(ii) that each Nominee will promptly provide
any additional information as may be requested
by Beaver Hollow, such information to be true
and correct and not omit any material information,
and (iii) that each Nominee will promptly notify
Beaver Hollow of any changes or updates to
any information provided by each Nominee
to Beaver Hollow pursuant to this Section.
Each Nominee further acknowledges and
agrees that Beaver Hollow may forward the
questionnaires to the Company, as applicable,
and both Beaver Hollow and the Company may
at any time, in their respective discretion, publicly disclose such information, as well as the existence and contents of this Agreement and
any information that each Nominee provides
pursuant to this Agreement.
5. Beaver Hollow shall have the right to
pre-approve all expenses incurred in connection
with the Group's activities and agrees to pay
directly all such pre-approved expenses.
6. Each of the undersigned agrees that any
SEC filing, press release or stockholder
communication proposed to be made or
issued by the Group or any member of the Group
in connection with the Group's activities
set forth in Section 3 shall be first approved
by a representative of Beaver Hollow. Additionally,
from and after the date hereof
until the date on which each Nominee is
elected or appointed to serve as a director
of the Company each Nominee shall coordinate
with Beaver Hollow with respect to each Nominee's
public disclosures regarding the solicitation,
the Group, and/or the Company, including public
or private announcements, communications and
statements or disclosures to the
media or third parties concerning this Agreement
or any of the matters contemplated hereby, by
promptly notifying Beaver Hollow in writing with
respect to any planned media or
other engagements or oral or written statements
or communications and coordinating in advance
with Beaver Hollow, and following Beaver Hollow's
direction in connection therewith,
on the text, if any, or content of such disclosures, statements, communications, oral or written, or topics to be discussed in connection with such
engagements or oral or written
statements or communications.
7. The relationship of the Parties hereto shall be
limited to carrying on the business of the Group
in accordance with the terms of this Agreement.
Such relationship shall be construed and deemed
to be for the sole and limited purpose of carrying
on such business as described herein. Nothing
herein shall be construed to authorize any
Party to act as an agent for any other Party, or to
create a joint venture or partnership, or to
constitute an indemnification. Nothing herein
shall restrict any Party's
right to purchase or sell securities of the Company,
as he, she or it deems appropriate, in his, her or
its sole discretion, provided that all such sales are
made in compliance
with all applicable securities laws and the provisions
of this Agreement.
8. This Agreement may be executed in counterparts,
each of which shall be deemed an original and all of
which, taken together, shall constitute but one and
the same instrument, which may be sufficiently
evidenced by one counterpart.
9. This Agreement is governed by and will be
construed in accordance with the laws of the State
of New York. Any legal action or proceeding arising
out of the provisions of this
Agreement or the Parties' investment in the
Company shall be brought and determined in the
courts of the State of New York.
10. The Parties' rights and obligations under this
Agreement (other than the rights and obligations
set forth in Section 5 and Section 9 which shall
survive any termination
of this Agreement) shall terminate immediately
after the conclusion of the activities set forth in
Section 3 or as otherwise agreed to by the Parties.
11. Each Party acknowledges that Lippes shall act
as counsel for both the Group and Beaver Hollow
relating to their investment in the Company.
12. The terms and provisions of this Agreement may
not be modified, waived or amended without the written consent of each of the Parties hereto.
13. Each of the undersigned Parties hereby agrees
that this Agreement shall be filed as an exhibit to any
Schedule 13D that may in the future be required to
be filed under applicable law.
[Signatures follows]
IN WITNESS WHEREOF, the Parties hereto have
caused this Agreement to be executed as of the day
and year first above written.
BEAVER HOLLOW WELLNESS, LLC
By:
/s/ Paul L. Snyder III
Paul L. Snyder, III
Chairman and Chief Executive Officer
FOUNDERS SOFTWARE, INC.
By:
/s/ Paul L. Snyder III
Paul L. Snyder, III
Chairman and Chief Executive Officer
PARA BELLUM CONSULTING, INC.
By:
/s/ Kenneth D. Trbovich
Kenneth D. Trbovich
President
/s/ Kathleen Ann Scheffer
Kathleen Ann Scheffer
/s/ Paul L. Snyder III
Paul L. Snyder, III
/s/ Christine R. Marlow
Christine R. Marlow
/s/ Michael W. Dolpp
Michael W. Dolpp
/s/ Charles C. Alfiero
Charles C. Alfiero
[Signature Page to Group Agreement]